Exhibit 99

For Immediate Release

TradeStation Group Reports Record Revenues, Net Income, EPS and Daily Average
Revenue Trades (DARTs)

DARTs Up 50% Year over Year

Plantation FL, October 23, 2007 – TradeStation Group, Inc. (NASDAQ GS: TRAD) today reported for the 2007 third quarter record net revenues of $40.3 million, record net income of $9.7 million, record earnings per share of 22 cents, and record daily average revenue trades (DARTs) of nearly 88,000.

TradeStation Group’s 2007 third quarter net income of $9.7 million, or 22 cents per share (diluted), was a 24% increase from 2006 third quarter net income of $7.8 million, or 17 cents per share (diluted). The company’s 2007 third quarter net revenues of $40.3 million were a 25% increase from 2006 third quarter net revenues of $32.2 million.

 “As proud as we are of our third quarter results, we are even more excited about our current growth initiatives,” said Salomon Sredni, CEO of TradeStation Group.  “Our most recent growth initiative – integrated forex trading from the TradeStation platform – which we launched July 1, has generated early indications of accelerated forex account growth and trading activity. We expect this increased account growth and activity to continue as we focus our marketing efforts on this new offering.”

TradeStation Reports Record DARTs and Total Accounts

For the 2007 third quarter, TradeStation experienced the following year-over-year growth in DARTs with respect to equities, futures and forex accounts:

	Q3 07	Q3 06	% Increase
Daily Average Revenue Trades	87,937	58,457	50%

The company also published today, in a separate announcement, its DARTs, Total Client Assets, Average Equities Client Credit Balances and Average Equities Client Margin Balances for the month of September 2007. TradeStation’s 80,589 DARTs in September 2007 was a 34% increase over September 2006 DARTs of 60,007.

TradeStation had 35,071 brokerage accounts at September 30, 2007, a 16% increase from September 30, 2006.

TradeStation’s Average Client Trades 640 Times per Year and Has an Average Account Balance of $79,000 for Equities and $19,000 for Futures

TradeStation’s brokerage client account metrics are among the very best in the industry. TradeStation brokerage clients generated the following client account metrics in the 2007 third quarter:

Client Trading Activity
Annualized average revenue per account	$4,356
Annualized trades per account	640

Client Account Assets
Average assets per account (Equities)	$79,000
Average assets per account (Futures)	$19,000

While, on an annualized basis during the 2007 third quarter, the average TradeStation account traded 640 times per year, or 53 times per month, the average TD Ameritrade and E-Trade account traded about 12 times per year, or about one time per month. Also, TradeStation’s average assets per equities account were substantially higher than the average assets per account of TD Ameritrade and E-Trade.

“Our impressive third quarter DARTs and client activity per account truly demonstrate the power of our trading platform and business model,” said David Fleischman, the company’s CFO. “Over the past 6 years we have built a robust, highly-profitable active trading business for intraday and short-term traders even though the market volatility index – the VIX – has been historically low during that period. With the VIX hitting a three-year high in August, our DARTs and per account trading activity soared, confirming that our value proposition has not diminished over time.”

Company Purchases 334,840 Shares under Stock Buy Back Plan

In the 2007 third quarter, the company purchased 334,840 shares of its common stock pursuant to its stock buy back plan for a total purchase price of $3.7 million. Since buying under the plan began November 13, 2006, through September 30, 2007, the company has purchased 1,073,465 shares for a total purchase price of $13.2 million.

Under the stock buy back plan, the company is authorized to purchase up to $60 million of its common stock using available and unrestricted cash, over a 4-year period, in the open market or through privately-negotiated transactions pursuant to one or more Rule 10b5-1 plans or programs. Pursuant to the plan, $1,250,000 of company cash per month during each month of the 4-year period (i.e., $15 million per 12-month period and $60 million for the 4-year period) has been authorized to be used to purchase company shares at prevailing prices, subject to compliance with applicable securities laws, rules and regulations, including Rules 10b5-1 and 10b-18. The buy back plan does not obligate the company to acquire any specific number of shares in any period, and may be modified, suspended, extended or discontinued at any time without prior notice.

Company Provides 2007 Fourth Quarter Business Outlook

TradeStation today also published its 2007 Fourth Quarter Business Outlook.

The company’s 2007 Fourth Quarter Business Outlook estimated ranges are as follows:

2007 FOURTH QUARTER BUSINESS OUTLOOK
(In Millions, Except Per Share Data)

	Fourth Quarter 2007
REVENUES	$37.0	to	$40.0
EARNINGS PER SHARE (Diluted)	$0.19	to	$0.21

The company’s Business Outlook estimated range of earnings per share (diluted) for the 2007 fiscal year is now $0.76 to $0.78.

The company’s 2007 fourth quarter estimated ranges are based on numerous assumptions, including: basing the midpoints of the ranges, in part, on average daily revenue per account over the first nine months of 2007 (the period used and the formula and criteria applied often vary with each quarterly Business Outlook based upon management’s judgment each quarter concerning the best assumptions to use); the rate of growth and impact of new forex accounts and trading activity following the recent launch of the company’s new forex offering; anticipated growth and trading activity of active trader equities and futures accounts; interest rates (and the extent to which they will or will not increase or decrease); the timing of expenses relating to company growth initiatives as compared to the timing of anticipated benefits from those initiatives; and numerous other assumptions concerning the company’s business and industry, market conditions, and various decisions, acts or failures to act both within and outside of the company’s control. All assumptions, expectations and beliefs relating to the Business Outlook are forward-looking in nature and actual results may differ materially from those estimated, including, but not limited to, as a result of, or as indicated by, the issues, uncertainties and risk factors set forth and referenced above and below.

Conference Call/Webcast

At 11:00, a.m., Eastern Time, today, the senior management of TradeStation Group will conduct an analyst conference call to discuss the company’s 2007 third quarter results and its 2007 Fourth Quarter Business Outlook. All company shareholders and the public are invited to listen. The telephone conference will be broadcast live via the Internet at www.TradeStation.com. The live webcast will be accompanied by slides of graphs and charts. A rebroadcast of the call will be accessible for approximately 90 days.

About TradeStation Group, Inc.

TradeStation Group, Inc. (NASDAQ GS: TRAD), through its principal operating subsidiary, TradeStation Securities, Inc., offers the TradeStation platform to the active trader and certain institutional trader markets. TradeStation is an electronic trading platform that offers state-of-the-art “direct market access” (DMA) or “direct-access” order execution and enables clients to design, test, optimize, monitor and automate their own custom Equities, Options, Futures and Forex trading strategies. In 2007, TradeStation was named, for the third year in a row, Best Futures Brokerage and, for the fifth year in a row, Best Direct-Access Stock Broker, Best Professional Platform and Best Institutional Platform, in Technical Analysis of Stocks and Commodities magazine.

TradeStation Securities, Inc. (Member NYSE, FINRA, SIPC, NSCC, DTC, OCC & NFA) is a licensed securities broker-dealer and a registered futures commission merchant, and also a member of the American Stock Exchange, Boston Options Exchange, Chicago Board Options Exchange, Chicago Stock Exchange, International Securities Exchange, NYSE ARCA and Philadelphia Stock Exchange. The company’s technology subsidiary, TradeStation Technologies, Inc., develops and offers strategy trading software tools and subscription services.  Its London-based subsidiary, TradeStation Europe Limited, an FSA-authorized brokerage firm, introduces UK and other European accounts to TradeStation Securities.

Forward-Looking Statements – Issues, Uncertainties and Risk Factors

This press release, including the 2007 fourth quarter and full year Business Outlook estimated ranges contained in this press release, and today’s earnings conference call, contain statements and estimates that are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this press release, or the conference call, the words “anticipate(s),” “anticipated,” “anticipation,” “assume(s),” “assumption(s),” “become(s),” “belief(s),” “believe(s),” “believed,” “could,” “designed,” “estimate,” “estimates,” “estimated,” “expect(s),” “expected,” “expectation(s),” “going forward,” “future,” “hopeful,” “hope(s),” “intend(s),” “intended,” “look forward,” “may,” “might,” “opportunity,” “opportunities,” “outlook(s),” “pending,” “plan(s),” “planned,” “potential,” “scheduled,” “shall,” “should,” “think(s),” “to be,” “upcoming,” “well-positioned,” “will,” “wish,” “would,” and similar expressions, if and to the extent used, are intended to identify forward-looking statements. All forward-looking statements are based largely on current expectations and beliefs concerning future events that are subject to substantial risks and uncertainties. Actual results may differ materially from the results herein suggested or suggested in the conference call. Factors that may cause or contribute to the various potential differences include, but are not limited to, the following:

•	changes in the condition of the securities and futures markets, including, but not limited to, changes in the combined average volume of the major U.S. equities and futures exchanges and in market volatility, which tend to significantly affect customer trading volume at TradeStation (for example, market volatility in August, with the VIX reaching a three-year high, helped generate a significant increase in client trading volume);

•	the level of success of the company’s recently-launched upgrade of its forex trading offering (when a similar upgrade was made to the company’s futures trading offering in 2003, futures account and trading volume growth occurred rapidly, but, even though early results are encouraging, no assurance can be made that similar positive results will occur with the company’s forex trading offering);

•	the company’s ability (or lack thereof), based upon market conditions, the level of success of its marketing and product development and enhancement efforts, product and service quality and reliability, competition (including both price and quality-of-offering competition, which are intense) and other factors, to achieve significant, or any, net increases in DARTs, brokerage accounts and brokerage revenues sequentially or year over year (for example, TradeStation’s DARTs decreased sequentially from second to third quarter in 2004 and in 2006, and net revenues decreased sequentially from second to third quarter 2006, and these items may decrease sequentially or year over year in subsequent periods);

•	with respect to net new customer accounts, the company’s ability (or lack thereof) to maintain or increase the rate of quarterly gross account additions and to reduce the rate of quarterly account attrition (which has risen in recent quarters), which may not be successful despite the company’s recent and planned efforts to improve sales, marketing and customer service and retention methods and practices, and the company’s expectations that attrition will begin to decrease in the 2007 fourth quarter;

•	unanticipated infrastructure, capital or other large expenses, and unforeseen or unexpected liabilities and claims, the company may face as it seeks to grow its U.S. active trader market share in equities, futures and forex business, and its institutional and non-U.S. trader market businesses (the company has no significant prior experience with forex, institutional and non-U.S. trader marketing, sales or product development operations), including potential acquisition or business combination risks, costs and expenses (such as professional fees and, in the case of an acquisition, amortization expense) incurred in the event the company acquires or combines with other businesses;

•	the effect of unanticipated increased infrastructure costs that may be incurred as the company grows its brokerage firm operations, adds accounts and introduces and expands existing and new product and service offerings, or acquires other businesses;

•	change or lack of change in the federal funds rate of interest that is different than what the company anticipates;

•	unauthorized intrusion and criminal activity in customer accounts by persons who unlawfully access customer accounts and then place orders or other transactions in those accounts (the company has recently experienced these types of occurrences, and has taken measures and is in the process of completing measures to limit or prevent future occurrences, but no assurance can be made that any such measures taken by the company will be successful or that future occurrences will not result in substantial account losses that will ultimately be borne by the company);

•	technical difficulties, errors or failures in the company’s electronic and software products, services and systems relating to market data, order execution and trade processing and reporting, and other software or system errors and failures (also, the company does not maintain a seamless, redundant back-up system to its order execution systems, which could materially intensify the negative consequences of any such difficulties, errors or failures);

•	the timing, implementation and costs associated with planned hardware and software upgrades for back-office and internal systems, and other capital expenditures planned for 2007;

•	adverse results in pending or future litigation against the company, including one pending lawsuit seeking tens of millions of dollars in damages filed by a co-founder of onlinetrading.com, a brokerage acquired by the company in 2000 (which is scheduled for trial in January 2008), that are significantly different than is currently estimated or expected (currently zero dollars are reserved for the claims in this pending lawsuit and the company’s D&O insurance carriers have denied coverage of such claims);

•	pending NASD matters concerning OATS reporting violations from 1999 to 2004 and failure to transmit short sale position reports for several months after the conversion to self-clearing operations in 2004, which could result in fines, sanctions and/or other negative consequences beyond accrued or anticipated amounts;

•	the amount of unexpected legal, consultation and professional fees (including those expenses as they relate to the onlinetrading.com co-founder lawsuit against the company, pending and future regulatory matters, other lawsuits or proceedings against the company, or potential business combinations or strategic relationships);

•	the frequency and size of, and ability to collect, unsecured client account debits as a result of volatile market movements in concentrated positions held in client accounts or as a result of other high-risk positions or circumstances;

•	the company’s estimated earnings per share (diluted) being based on assumptions of a certain number of outstanding shares and an average stock price for particular time periods that turn out to be inaccurate (if the number of outstanding shares and/or the average stock price is actually higher than what has been assumed, there will be more dilution and the actual earnings per share would be lower);

•	the general variability and unpredictability of operating results forecast on a quarterly basis; and

•	other items, events and unpredictable costs or revenue impact items or events that may occur, and other issues, risks and uncertainties indicated from time to time in the company’s filings with the Securities and Exchange Commission, including, but not limited to, the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, Quarterly Reports on Form 10-Q during 2007, and other company SEC filings and company press releases.

Contact —

David H. Fleischman
Chief Financial Officer
TradeStation Group, Inc.
954-652-7000

TRADESTATION GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
REVENUES:
Brokerage commissions and fees	$27,333,980	$19,215,783	$72,340,638	$57,856,073
Interest income	12,094,616	11,655,041	36,211,671	32,320,907
Brokerage interest expense	1,301,379	1,202,442	3,718,390	3,420,400

Net interest income	10,793,237	10,452,599	32,493,281	28,900,507
Subscription fees and other	2,133,699	2,547,636	6,551,316	7,294,936

Net revenues	40,260,916	32,216,018	111,385,235	94,051,516

EXPENSES:
Employee compensation and benefits	8,652,294	7,544,662	25,874,343	21,741,925
Clearing and execution	9,111,644	6,425,480	23,769,549	19,109,600
Data centers and communications	2,213,286	1,626,680	5,367,096	4,775,860
Advertising	1,500,750	1,121,833	4,155,652	3,180,225
Professional services	867,388	842,725	2,230,385	2,279,433
Occupancy and equipment	699,866	646,987	2,085,563	1,902,681
Depreciation and amortization	991,211	674,867	2,997,787	1,722,460
Other	1,110,632	1,036,448	3,625,399	2,982,438

Total expenses	25,147,071	19,919,682	70,105,774	57,694,622

Income before income taxes	15,113,845	12,296,336	41,279,461	36,356,894
INCOME TAX PROVISION	5,390,439	4,460,194	15,227,843	13,925,305

Net income	$9,723,406	$7,836,142	$26,051,618	$22,431,589

EARNINGS PER SHARE:
Basic	$0.22	$0.18	$0.59	$0.50

Diluted	$0.22	$0.17	$0.57	$0.49

WEIGHTED AVERAGE SHARES
OUTSTANDING:
Basic	44,121,906	44,716,983	44,364,942	44,535,515

Diluted	44,949,865	45,993,658	45,360,890	45,944,210

TRADESTATION GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS:

Cash and cash equivalents, including restricted cash of $1,194,641 and $1,433,569 at September 30, 2007 and December 31, 2006, respectively*	$82,966,489	$74,539,256
Cash segregated in compliance with federal regulations	450,853,880	417,501,417
Marketable securities	9,022,297	9,322,297
Receivables from brokers, dealers, clearing organizations and clearing agents	28,573,623	34,866,825
Receivables from brokerage customers	90,368,401	77,021,893
Property and equipment, net	7,510,346	8,734,890
Deferred income taxes, net	2,465,324	1,970,047
Deposits with clearing organizations	22,333,936	20,180,361
Other assets	5,793,485	4,950,427

Total assets	$699,887,781	$649,087,413

LIABILITIES AND SHAREHOLDERS’ EQUITY:

LIABILITIES:
Payables to brokers, dealers and clearing organizations	$592,409	$4,444,956
Payables to brokerage customers	551,685,246	516,355,890
Accounts payable	2,762,821	2,846,669
Accrued expenses	8,154,135	7,235,023

Total liabilities	563,194,611	530,882,538
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY	136,693,170	118,204,875

Total liabilities and shareholders’ equity	$699,887,781	$649,087,413

* September 30, 2007 Cash and cash equivalents excludes $9.3 million that was transferred on October 1, 2007 from Cash segregated in compliance with federal regulations. December 31, 2006 Cash and cash equivalents excludes $7.6 million that was transferred on January 3, 2007 from Cash segregated in compliance with federal regulations.